BY-LAWS OF
                                PIONEER RAILCORP
                     As Amended and in Force January 1, 1996

                                    ARTICLE I

The Corporation shall continuously maintain in the State of Iowa a registered office and a registered agent whose office is identical with such registered office and may have other offices within or without the State of Iowa.

                                   ARTICLE II
                                  Shareholders

     SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held during the month of June of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The Board of Directors shall designate the date and the time of such meeting. If no designation is made, such meeting shall be held at 9:00 A.M.
on the second Saturday in June, or, if that day is a legal holiday, such meeting shall be held on the succeeding business day.

     SECTION 2. SPECIAL MEETING. Special meetings of the shareholders may be called either by the President, the Board of Directors, or by the shareholders owning not less than one-tenth of all the outstanding shares of the Corporation, for the purpose or purposes stated in the call of the meeting, and upon giving notice as required by statute.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the general offices of the Corporation.

     SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, whether personally or by mail, by or at the direction of the President, the Secretary, the Board of Directors, or the persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     SECTION 5. RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix in advance a record date which shall not be more than sixty days before such meeting, payment, or other action, and, for a meeting of shareholders not less than ten days, or in the case of a merger or consolidation, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be thirty days before the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to note at a meeting of shareholders shall apply to any adjournment of the meeting.

     SECTION 6.  VOTING LISTS.     The officer or agent having charge of the
transfer books for the shares of the Corporation shall make, at lease ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be open to inspection by any shareholder for any proper purpose, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be open to inspection by any shareholder during the whole time of the meeting. The original stock transfer books, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books, or to vote at any meeting of shareholders.

     SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the Corporation, present in person or represented by proxy, shall constitute q quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number is required by the Articles under which this Corporation was formed, these By-Laws, or by Statute.

     SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by written proxy, but no such proxy shall be valid after eleven months from the date of its execution.

     SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDER. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent,or proxy as the by-laws of such corporation may prescribe, or, in the absence ofsuch provision, as the board of directors of such corporation may determine.
     Shares standing in the name of a deceased person, a minor, ward, or an incompetent person, may be voted by such person's administrator, executor, court-appointed guardian, or conservator, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, court-appointed guardian or conservator. Shares standing in the name of trustee may be voted by such trustee either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
     Shares standing in the name of receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the Court by which such receiver was appointed.
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such voting trust agreement shall not become effective until a counterpart of the agreement is deposited with the Corporation at its registered office, and the shares are transferred. Such trustee or trustees shall keep a record of the holders of voting trust certificates evidencing a beneficial interest in the voting trust, giving the names and addresses of all such holders and thenumber and class of the shares in resect of which the voting trust certificates held by each are issued, and shall deposit a copy of such record with the Corporation at its registered office. The counterpart of the voting trust agreement and the copy of such record so deposited with the Corporation shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates, either in person or by agent or attorney, at any reasonable time for any proper purpose. This sub-section shall not apply to agreements among shareholders regarding the voting of their shares.

     Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     SECTION 11. NON-CUMULATIVE VOTING. In all elections for directors every shareholder shall have the right to vote in person or by proxy one vote for each share owned, for each director to be elected. The Company has no provisions whatsoever for cumulative voting in the election of its directors.

     SECTION 12. INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholders shall, appoint on or more persons as inspectors for such meeting.
     Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies, count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.
     Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 13. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any stockholder shall demand that voting be by ballot or roll call.

                                   ARTICLE III
                                    Directors

     SECTION 1. GENERAL POWERS. The business of the Corporation shall be managed by its Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The Number of directors of the Corporation shall be five. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Iowa, but must be shareholders of the Corporation. The number of directors may be increased or decreased from time to time by the amendment of this Section; but no decrease shall have the effect of shortening the term of any incumbent director.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any three directors. The place of such special meetings shall be at the general offices of the Corporation, or at such other corporate facilities as may be designated by the person or persons calling such meeting.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least ten days previous thereto by written notice to each director at his business address, or at such other address as he shall designate in writing to the Secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither business to be transacted at, not the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by statute, these By-Laws, or the Articles of Incorporation.

     Section 8. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any irectorship to be filled by reason of an increase in the number of directors shall be filled by election at the next annual meeting or at a special meeting of shareholders called for that purpose.

     SECTION 9. ACTION WITHOUT A MEETING. Unless specifically prohibited by Statute, the Articles of Incorporation, or these By-Laws, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

     SECTION 10. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment previously mentioned in this Section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by certified mail to the Secretary of the Corporation within seventy-two hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 12. REMOVAL. At any special meeting, by a majority vote of all the shares outstanding, such shareholders may remove any director of the Corporation and elect others instead of those removed.


                                   ARTICLE IV

                                    Officers

     SECTION 1. NUMBER. The officers of the Corporation shall be a President, who shall be chosen from among the members of the Board of Directors, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary, and such Vice Presidents, Assistant Treasurers and Assistant Secretaries or other officers as may be elected by a majority of the Board, provided, however, that the Board may, in any year, choose not to elect a Vice President. Any two or more offices may be held by the sameperson, except the offices of President and Secretary.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

     SECTION 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
At any special meeting, by a majority vote of all shares, the shareholders may remove any officer of the Corporation, and elect others instead of those so removed.

     SECTION 4. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation with full and complete authority in the day-to-day operations of all businesses owned or controlled by the Corporation as well as any subsidiaries of the Corporation, as well as being in charge of the business of the Corporation. He shall see that the resolutions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board; and, in general, he shall discharge all duties incidental to the office of President and such other duties as may be prescribed by the Board from time to time. He shall preside at all meetings of the shareholders and of the Board. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode is expressly prescribed by the Board or these By-Laws, he may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board has authorized to be executed, and he may accomplish such execution either under or without the seal ofthe Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board, according to the requirements of the form of the instrument. He may vote all securities which the Corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Corporation by the Board.

     SECTION 5. THE VICE PRESIDENTS. The Vice President (or in the event there be more than one Vice President, each of the Vice Presidents) shall assist the President in the discharge of his duties as the President may direct and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or by the President if the Board has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board or these By-Laws, the Vice President (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

       SECTION 6. THE TREASURER. The Treasurer shall be the principal accounting and financial officer of the Corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine.

       SECTION 7. THE SECRETARY. The Secretary shall: (a) record the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post-office address of each stockholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws; (f) have general charge of the stock transfer books of the Corporation; (g) perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

       SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. The Assistant Secretaries may sign with the President, or a Vice-President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a difference mode of execution is expressly prescribed by the Board of Directors or these By-Laws. The Assistant
Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

     SECTION 9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                    ARTICLE V

                      Contracts, Loans, Checks and Deposits

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


       SECTION 2. LOANS. No loans shall be contracted on behalf of the Corpora-tion and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. Except, however, at all general meetings of the shareholders a majority in value of the shareholders may fix the rate of interest which shall be paid by the Corporation for loans for the construction of the railway and its appendages, and the amount of such loans.

   SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI

                   Certificates for Shares and their Transfer

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be signed by the President or a Vice-President or by such officer as shall be designated by resolution of the Board of Directors, and by the Secretary or an Assistant Secretary, and shall be sealed with the seal or a facsimile of the seal of the Corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the Corporation is organized under Iowa law, and the par value or a statement that the shares are without par value. If the Corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

     The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.


     SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the Board of Directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be recorded on the books of the Corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.


                                   ARTICLE VII

                                   Fiscal Year

The fiscal year of the Corporation shall be the calendar year, running January 1 - December 31.


                                  ARTICLE VIII

                                    Dividends

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.


                                   ARTICLE IX

                                      Seal

The Corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Iowa." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                    ARTICLE X

                                Waiver of Notice

Whenever any notice is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE XI

                                   Amendments

The power to make, alter, amend, or repeal the By-Laws of the Corporation shall be vested in the Board of Directors, unless reserved to the shareholders by the Articles of Incorporation. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.


                                   ARTICLE XII

                     Indemnification of Officers, Directors,
                  Employees and Agents to the Extent Permitted
                              by the Applicable Law

     SECTION 1. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any such criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by udgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by or in the right of the Corporation to procure a Judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of tile Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his' duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of tile case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

       SECTION 3. To the extent that a director, officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

     SECTION 5. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.